Exhibit 10.18

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”) is made as of this 31st day of December , 2010 by and between Herbst Gaming, LLC, a Nevada limited liability company (the “Company”), and                      (“Indemnitee”).

WHEREAS, the Company and Indemnitee recognize the difficulty in obtaining directors’ and officers’ liability insurance, the substantial cost of such insurance and the limitations in the coverage of such insurance;

WHEREAS, the Company and Indemnitee further recognize the substantial level of litigation in general, subjecting officers, managers and directors to expensive litigation risks while the availability and coverage of liability insurance is severely limited;

WHEREAS, Indemnitee does not regard the current protection available as adequate under the present circumstances, and Indemnitee and other officers, managers and directors of the Company may not be willing to continue to serve as officers, managers and directors without additional protection; and

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as officers, managers and directors of the Company and to indemnify its officers, managers and directors so as to provide them with the maximum protection permitted by law.

NOW, THEREFORE, the Company and Indemnitee hereby agree as follows:

1.             Indemnification.

(a)           Third Party Proceedings.  The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was a manager, director, officer, employee, tax matters partner or agent of the Company, or any subsidiary of the Company, on, prior to or following the date of this agreement by reason of any action or inaction on the part of Indemnitee while an officer, manager, director, employee, tax matters partner or agent or by reason of the fact that Indemnitee is or was serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with the action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and that with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b)           Proceedings By or in the Right of the Company.  The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a manager, director, officer, employee, tax matters partner or agent of the Company or any subsidiary of the Company, on, prior to or following the date of this agreement by reason of any action or inaction on the part of Indemnitee while an officer, manager or director or by reason of the fact that Indemnitee is or was serving at the request of the Company as a manager, director, officer, employee, tax matters partner or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case, to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action, suit or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and its members, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom to be liable to the Company or for amounts paid in settlement to the Company in the performance of Indemnitee’s duty to the Company and its members unless and only to the extent that the court in which such action, suit or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems and then only to the extent that the court shall determine.

(c)           Obligations under previous Indemnification Agreement.  For purposes of clarification, the Company hereby assumes the obligations of Herbst Gaming, Inc. pursuant to that certain Indemnification Agreement dated as of August 11, 2010 by and among Herbst Gaming, Inc., the Company and Indemnitee.

2.             Expenses; Indemnification Procedure.

(a)           Advancement of Expenses.  The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action or proceeding).  Indemnitee hereby undertakes to repay such amounts advanced if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified by the Company as authorized hereby.  The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

(b)           Notice/Cooperation by Indemnitee.  Indemnitee shall, as a condition precedent to Indemnitee’s right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement.  Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).  Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(c)           Procedure.  Any indemnification provided for in Section 1 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee.  If a claim under this Agreement, under any statute or under any provision of the Company’s Articles of Organization or Operating Agreement providing for indemnification is not paid in full by the Company within forty-five (45) days after a written request for payment therefor has first been received by the Company, then Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys’ fees) of bringing such action.  It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law or this Agreement for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.  It is the parties intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of its Board of Directors, its independent legal counsel or its members) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law or this Agreement, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of its Board of Directors, its independent legal counsel or its members) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)           Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, the Company has director and officer liability insurance in effect, then the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or appropriate action to cause such insurers to pay, on behalf of

Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)           Selection of Counsel.  If the Company shall be obligated under Section 2(a) hereof to pay the expenses of any proceeding against Indemnitee, then the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ Indemnitee’s counsel in any such proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not have employed counsel to assume the defense of such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.

3.             Additional Indemnification Rights; Nonexclusivity.

(a)           Scope.  Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Organization, the Company’s Operating Agreement or by statute.  In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a Nevada limited liability company to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement.  In the event of any change in any applicable law, statute or rule which narrows the right of a Nevada limited liability company to indemnify a member of its Board of Directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties, rights and obligations hereunder.

(b)           Nonexclusivity.  The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company’s Articles of Association, its Operating Agreement, any agreement, any vote of members of disinterested directors, Chapter 86 of the Nevada Revised Statutes or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.  The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity at the time of any action or other covered proceeding.

4.             Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

5.             Mutual Acknowledgement.  Both the Company and Indemnitee acknowledge that in certain instances, federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise.  Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee.

6.             Directors’ and Officers’ Liability Insurance.  The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers, managers and directors of the Company with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement.  Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit or if Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Company.

7.             Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law.  The Company’s inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.  The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

8.             Exceptions.  Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)           Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under Chapter 86 of the Nevada Revised Statutes;

(b)           Claims Initiated by Indemnitee.  To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 86.431, Section 86.441 or Section 86.451 of the Nevada Revised Statutes, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit;

(c)           Lack of Good Faith.  To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous;

(d)           Insured Claims.  To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of director and officer liability insurance maintained by the Company; or

(e)           Claims Under Section 16(b).  To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9.             Effectiveness of Agreement.  To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in Section 86 of the Nevada Revised Statutes, such provisions shall not be effective unless and until the Company’s Articles of Organization or Operating Agreement authorize such additional rights of indemnification.  In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an manager, officer, director, employee or other agent of the Company, or was serving at the request of the Company as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

10.           Construction of Certain Phrases.

(a)           For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting limited liability company, corporation or other entity, any constituent limited liability company, corporation or other entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its managers, directors, officers, employees or agents, so that if Indemnitee is or was a manager, director, officer, employee or agent of such constituent limited liability company, corporation or other entity, or is or was serving at the request of such constituent limited liability company, corporation or other entity as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, then Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent limited liability company, corporation or other entity if its separate existence had continued.

(b)           For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a manager, director, officer, employee or agent of the Company which imposes duties on, or involves services by, such manager, director, officer, employee or agent with respect to an employee benefit plan, its participants or its beneficiaries.

11.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute one and the same agreement.

12.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director, officer or agent of the Company or of any other enterprise at the Company’s request.

13.           Attorneys Fees.  In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were not made in good faith or were frivolous.  In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were not made in good faith or were frivolous.

14.           Notice.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid on the third business day after the date postmarked.  Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

15.           Consent to Jurisdiction.  The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Nevada for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

17.           Choice of Law.  This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HERBST GAMING, LLC
3440 West Russell Road
Las Vegas, Nevada 89118

By:
		Name:	David D. Ross
		Title:	Manager

AGREED TO AND ACCEPTED:

INDEMNITEE:

Name

Address: